Exhibit 99.1

Conference Call:	Today, August 12th, 2009 at 5:00 p.m. ET
Dial-in numbers:	(212) 231-2929 (U.S. & International)
Webcast:	www.madcatz.com (Select “Investors”)
Replay Information:	See release text

News Announcement	For Immediate Release

Contact:
Stewart Halpern Mad Catz Interactive, Inc. 800/831-1442	Joseph Jaffoni, Norberto Aja, James Leahy Jaffoni & Collins Incorporated 212/835-8500 or mcz@jcir.com
MAD CATZ REPORTS FISCAL 2010 FIRST QUARTER REVENUE OF $22.4 MILLION
— SG&A Expense Reduction of 31.3% Drives Record First Quarter EBITDA —
San Diego, California — August 12, 2009 — Mad Catz Interactive, Inc. (“Mad Catz” or “the Company”) (AMEX/TSX: MCZ), a leading third-party interactive entertainment accessory provider, today announced financial results for its first fiscal quarter ended June 30, 2009.
Mad Catz reported net sales for the quarter ended June 30, 2009 of $22.4 million, a decrease of 3.7% from record first quarter revenue of $23.2 million in fiscal 2009. While net sales in the company’s largest market — North America — grew by 12.5%, the stronger U.S. Dollar, which reduced the value of British Pound (“GBP”) and Euro-denominated sales when translated into U.S. dollars, and weaker sales in certain markets caused European sales to decline by 27.6%. Due primarily to this currency translation impact, gross profit decreased 22.4% to $6.4 million from $8.2 million in the same quarter of the prior year, leading to a gross profit margin for the fiscal 2010 first quarter of 28.4%, compared with 35.3% in the year-ago quarter.
Total operating expenses in the fiscal 2010 first quarter decreased 29.7% to $6.4 million, resulting in approximately a break-even operating performance compared to an operating loss of $0.9 million a year ago. Foreign exchange losses for the first quarter of fiscal 2010 totaled $0.3 million compared to a foreign exchange loss of $0.1 million for the prior fiscal first quarter. After income tax expense of $0.2 million, Mad Catz reported a net loss of $1.0 million in the quarter ended June 30, 2009, or a loss of $0.02 per diluted share, compared to a net loss of $0.8 million, or $0.01 per diluted share, after a tax benefit of $0.5 million in the first quarter of the prior fiscal year.
EBITDA, a non-GAAP measure (defined as earnings before interest, taxes, depreciation and amortization), rose 158% to a first fiscal quarter record $0.7 million, compared with EBITDA of $0.3 million in the comparable period of fiscal 2009.
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Mad Catz Interactive, 8/12/09	page 2
Commenting on the quarter, Darren Richardson, President and Chief Executive Officer of Mad Catz, stated, “Fiscal 2010 first quarter revenue results represent a solid performance in the face of challenging economic and industry environments. We are also pleased that we are delivering on our goal of significantly reducing our operating expenses.”
“In addition, we continue to deliver on our goal of leveraging our new product capabilities to increase the flow of new products while adding exciting new product licenses. Noteworthy among these was the recent launch of our first new controller under a wireless license with Microsoft for the Rock Band franchise, a bass guitar controller modeled after the Fender American Precision Bass.”
Mr. Richardson added, “The first fiscal quarter of 2010 demonstrates our continued focus on diversifying our product offerings across all platforms and categories. Our growing lineup of Xbox 360 products and added retail placements were contributing factors in shifting the revenue mix, with Xbox 360 sales accounting for 32% of total gross sales in the quarter compared to 11% of total gross sales in the first fiscal quarter of 2009. Our growth on this platform was fueled in part by the increased available supply of our critically-acclaimed Street Fighter IV Fight Sticks and Fight Pads resulting in incremental sales of these products during the quarter. Furthermore, our core console videogame products such as our Xbox 360 control pad and a growing assortment of new products helped grow current generation console product sales to 59% of total gross sales compared to 40% in the year ago quarter.”
“As important to our initiatives to bring a growing range of products that heighten the playing experience is our ability to benefit from a more efficient operating model. With strict ongoing cost management efforts we reduced selling, general and administrative expenses by 31.3% from the prior year period to $5.5 million. We are on track to achieve our goal of reducing our SG&A expenses by no less than 10% in fiscal 2010 versus fiscal 2009, which is expected to contribute to significant improvements in overall profitability.”
First Quarter Fiscal 2010 Financial Highlights:
•	Net sales for the first quarter of fiscal 2010 declined 3.7% from the prior year quarter reflecting both the adverse impact of foreign currency translation as well as challenging comparisons with the same period last year when Mad Catz launched its Wii Fit products:
•	North American net sales were up 12.5% to $14.5 million or 64.7% of quarterly sales;

•	European net sales fell 27.6% to $7.3 million or 32.4% of quarterly sales; and,

•	Net sales to other countries rose 86.5% to $0.7 million or 2.9% of quarterly sales.
•	Gross sales by platform were diversified as follows:
•	PC products represented 24% of total gross sales vs. 35% in the prior year quarter;

•	Xbox 360 accounted for 32% of total gross sales vs. 11% a year ago;

•	Wii represented 8% of total gross sales vs. 18% in the prior year quarter;

•	PLAYSTATION 3 accounted for 19% of total gross sales vs. 11% a year ago;

•	All other platforms represented 17% of total gross sales vs. 25% a year ago.
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Mad Catz Interactive, 8/12/09	page 3
•	Gross sales by category were as follows:
•	Specialty controllers represented 36% of total gross sales vs. 17% a year ago;

•	Accessories represented 23% of total gross sales vs. 42% a year ago;

•	Control pads represented 21% of total gross sales vs. 15% a year ago;

•	Audio products accounted for 10% of total gross sales vs. 9% in the prior year quarter;

•	PC input devices represented 8% of total gross sales vs. 14% a year ago; and,

•	Games accounted for 2% of total gross sales vs. 3% in the prior year quarter.
•	Reported net position of bank loan less cash at June 30, 2009 of $9.4 million compared to $10.4 million as of March 31, 2009 and $10.9 million at June 30, 2008.

•	Extended the working capital credit facility with Wachovia Capital Finance Corporation with $30.0 million now available under the facility. The Company was in compliance with all facility covenants at June 30, 2009.

•	Extended the maturity to March 31, 2019 of the $14.5 million convertible note issued as partial consideration for the 2007 acquisition of Saitek.
New Licenses and Distribution Agreements
•	A global licensing agreement with Activision Blizzard to produce and distribute controllers and accessories based on the upcoming Call of Duty: Modern Warfare 2 videogame for all current videogame platforms and the PC;

•	A multi-year licensing agreement with JRM Licensing to produce and distribute accessories for all videogame platforms and the PC featuring NASCAR and the likeness and trademarks of Dale Earnhardt, Jr. in North America;

•	A distribution agreement with MSY Co., Ltd. to distribute the full Mad Catz products in Japan;

•	A multi-year licensing agreement with Microsoft Corporation for global rights to produce Xbox 360-branded wireless specialty videogame controllers;

•	A multi-year licensing agreement for exclusive worldwide rights to the Skellramics intellectual property;

•	A multi-year licensing agreement for exclusive North American rights to selected designs and trademarks of the Kukuxumusu intellectual property; and,

•	A multi-year licensing agreement with Fender to manufacture a wooden Stratocaster guitar videogame controller.
New Products Shipped Highlights
•	Rock Band 2 Electro-Harmonix Overdrive Pedal for Xbox 360, PS 3 and Wii;

•	New range of controllers and accessories for Nintendo Wii, including a Remote, Z-Chuk and Wireless Z-Chuk;

•	Expansion of the Saitek Pro Flight range of accessories, including the PC Pro Flight Instrument Panel, PC Pro Flight Multi-Panel and PC Pro Flight Radio Panel;

•	Controller faceplates for the Xbox 360 and PS3 and an Official Licensed Dual Charger for the Wii featuring all 32 NFL teams;
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Mad Catz Interactive, 8/12/09	page 4
New Products Shipped Highlights (continued)
•	A range of Wii accessories based on Rayman Raving Rabbids, including a charging dock, plunger gun and remote gripz;

•	AirDrives FIT Interactive Earphones and AirDrives FIT Interactive Earphones for iPhone; and,

•	ComicCon Exclusive versions of the Street Fighter IV FightPad and Tournament Edition FightStick for Xbox 360 and PS3.
Upcoming Mad Catz Product Launches
•	Rock Band 2 Wireless Fender American Precision Bass for PS3;

•	PowerUp Charging Stand for Wii Fit;

•	Wireless Wooden Fender Stratocaster Replica Guitar for Xbox 360;

•	Wireless Fender Telecaster Player’s Edition Replica for Xbox 360;

•	Z-Chuk Blaster for Wii;

•	A range of new Cyborg PC gaming accessories, including the Cyborg V.3 Mouse and Cyborg V.5 Keyboard;

•	A range of Saitek-branded colored PC accessories;

•	A range of accessories for the upcoming Call of Duty: Modern Warfare 2 videogame; and,

•	A range of Dale Earnhardt, Jr NASCAR accessories, including racing wheels for Xbox 360 and PS3.
Mr. Richardson concluded, “We remain bullish on our long-term prospects and remain committed to expanding our business. We believe our upcoming release schedule based on a high quality, diversified product portfolio and ongoing cost reductions position us to achieve growth in fiscal 2010 despite the ongoing challenges that the economic and industry environments present. We expect these factors to result in significant gains in year-over-year EBITDA and earnings.”
The Company will host a conference call and simultaneous webcast on August 12, 2009, at 5:00 p.m. ET, which can be accessed by dialing (212) 231-2929. Following its completion, a replay of the call can be accessed for 30 days at the Company’s Web site (www.madcatz.com, select “Investors”) or for 7 days via telephone at (800) 633-8284 (reservation # 21433958) or, for International callers, at (402) 977-9140.
About Mad Catz Interactive, Inc.
Mad Catz is a global leader in providing innovative peripherals for the interactive entertainment industry. Mad Catz designs and markets accessories for videogame systems and publishes videogame software, including the industry-leading GameShark videogame enhancements, under its Mad Catz, GameShark and Joytech brands. Mad Catz also designs and markets mice, keyboards, headsets, PC gaming controllers and other PC peripherals through its Saitek brand, and develops, manufactures and markets proprietary portable earphones under its AirDrives brand. Mad Catz distributes its products through most of the leading retailers offering interactive entertainment products and has offices across Canada, Europe and Asia. For additional information please go to www.madcatz.com, as well as www.gameshark.com, www.airdrives.com, www.saitek.com and www.joytech.net.
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Mad Catz Interactive, 8/12/09	page 5
Safe Harbor for Forward Looking Statements: This press release contains forward-looking statements about the Company’s business prospects that involve substantial risks and uncertainties. The Company assumes no obligation except as required by law to update the forward-looking statements contained in this press release as a result of new information or future events or developments. You can identify these statements by the fact that they use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “should,” “plan,” “goal,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Among the factors that could cause actual results to differ materially are the following: the ability to fulfill our filing our stated requirements with the Securities and Exchange Commission and Ontario Securities Commission; the ability to maintain or renew the Company’s licenses; competitive developments affecting the Company’s current products; first party price reductions; the ability to successfully market both new and existing products domestically and internationally; difficulties or delays in manufacturing; or a downturn in the market or industry. A further list and description of these risks, uncertainties and other matters can be found in the Company’s reports filed with the Securities and Exchange Commission and the Canadian Securities Administrators.
-TABLES FOLLOW-

Mad Catz Interactive, 8/12/09	page 6
MAD CATZ INTERACTIVE, INC.
Consolidated Statements of Operations
(unaudited, in thousands of US$, except share and per share data)

	Three Months Ended
	June 30,
	2009	2008

Net sales	$22,378	$23,226

Cost of sales	16,018	15,032

Gross profit	6,360	8,194

Operating expenses:
Sales and marketing	2,443	3,130
General and administrative	3,051	4,872
Research and development	309	464
Amortization of intangibles	582	612

Total operating expenses	6,385	9,078

Operating (loss)	(25)	(884)

Interest expense, net	(468)	(467)
Foreign exchange (loss), net	(312)	(72)
Other income	31	137

Loss before income taxes	(774)	(1,286)

Provision (benefit)for income taxes	222	(509)

Net loss	$(996)	$(777)

Net loss per share:
Basic	$(0.02)	$(0.01)

Diluted	$(0.02)	$(0.01)

Weighted average number of common shares outstanding:
Basic	55,098,549	55,060,087

Diluted	55,098,549	55,060,087

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Mad Catz Interactive, 8/12/09	page 7
MAD CATZ INTERACTIVE, INC.
Consolidated Balance Sheets
(unaudited in thousands of US$)

	June 30,	March 31,
	2009	2009
Assets

Current assets:
Cash	$2,391	$2,890
Accounts receivable, net	13,191	15,524
Other receivables	437	471
Inventories	20,956	17,774
Deferred tax assets	19	19
Income taxes receivable	759	759
Other current assets	1,794	1,491

	39,547	38,928

Deferred tax assets	328	484
Other assets	760	362
Property and equipment, net	2,517	2,246
Intangible assets, net	4,490	5,118
Goodwill	8,446	8,467

Total assets	$56,088	$55,601

Liabilities and Shareholders’ Equity

Current liabilities:
Bank loan	$11,763	$13,272
Accounts payable	13,782	13,528
Accrued liabilities	6,700	5,929
Note payable	847	847
Income taxes payable	922	655

	34,014	34,231
Other long term liabilities	676	453
Notes payable	14,500	14,500

Total liabilities	49,190	49,184
Shareholders’ equity:
Common stock, no par value, unlimited shares authorized; 55,098,549 shares issued and outstanding at June 30, 2009 and March 31, 2009	48,408	48,255
Other comprehensive income	1,425	101
Accumulated deficit	(42,935)	(41,939)

Total shareholders’ equity	6,898	6,417

Total liabilities and shareholders’ equity	$56,088	$55,601

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Mad Catz Interactive, 8/12/09	page 8
Geographical Sales Data
The Company’s net sales were generated in the following geographic regions:

	Three Months Ended
	June 30,
	2009	2008
Net sales
United States	$13,610	$12,615
Europe	7,259	10,022
Canada	858	240
Other countries	651	349

	$22,378	$23,226

MAD CATZ INTERACTIVE, INC.
Supplementary Data
(unaudited, in thousands of US$)
Adjusted Net Income Reconciliation (non GAAP)

	Three Months Ended
	June 30,
	2009	2008
Pre-tax (loss)	$(774)	$(1,286)
Amortization of intangible assets	729	759
Stock-based compensation cost	153	68

Adjusted pre-tax income (loss)*	108	(459)

Adjusted provision for income taxes (at effective rate)**	21	(183)

Adjusted net income (loss) *	$87	$(276)

Adjusted diluted earnings per share*	$0.00	$(0.01)

*	Adjusted net income and adjusted diluted earnings per share are non-GAAP financial measures and are not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. Mad Catz believes that certain non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding the Company’s performance by excluding certain items that may not be indicative of the Company’s core business, operating results or future outlook. Mad Catz’ management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing the Company’s operating results, as well as when planning, forecasting and analyzing future periods. These non-GAAP measures, specifically those that adjust for stock-based compensation, amortization of intangibles and goodwill impairment, also facilitate comparisons of the Company’s performance to prior periods.

**	For the three month period ended June 30, 2009 the effective tax rate excludes the valuation allowance on U.S. deferred tax assets.
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Mad Catz Interactive, 8/12/09	page 9
Adjusted EBITDA Reconciliation (non GAAP)
Adjusted EBITDA represents net income plus interest, taxes, depreciation, amortization and goodwill impairment.

	Three Months Ended
	June 30,
	2009	2008

Net (loss)	$(996)	$(777)

Adjustments:
Interest expense	468	467
Income tax expense (benefit)	222	(509)
Depreciation and amortization	1,036	1,102

EBITDA	$730	$283

EBITDA represents net income (loss) plus interest, taxes, depreciation and amortization. EBITDA is not intended to represent cash flows for the period, nor is it being presented as an alternative to operating income or net income as an indicator of operating performance and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with accounting principles generally accepted in the United States. As defined, EBITDA is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation. We believe, however, that in addition to the operating performance measures found in our financial statements, EBITDA is a useful financial performance measurement for assessing our Company’s operating performance. Our management uses EBITDA as a measurement of operating performance in comparing our performance on a consistent basis over prior periods, as it removes from operating results the impact of our capital structure, including the interest expense resulting from our outstanding debt, and our asset base, including depreciation and amortization of some of our assets.
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